Exhibit 99.1

Neal Goldner
Investor Relations
Marriott Vacations Worldwide Corporation
407.206.6149
Neal.Goldner@mvwc.com

Erica Ettori
Global Communications
Marriott Vacations Worldwide Corporation
407.513.6606
Erica.Ettori@mvwc.com
Marriott Vacations Worldwide (“MVW”) Reports Second Quarter 2021 Financial Results
ORLANDO, Fla. – July 28, 2021 – Marriott Vacations Worldwide Corporation (NYSE: VAC) today reported second quarter 2021 financial results.
“Today, more than ever, people want to vacation to see new places, reunite with family and friends, or just to relax, and the products we offer, with extra square footage in a resort setting, are resonating with them, translating into higher occupancies and strong first time buyer growth,” said Stephen P. Weisz, chief executive officer. “Contract sales in the second quarter grew 60% sequentially to $362 million and Adjusted EBITDA more than doubled compared to the first quarter. With the recovery in full swing, we've been able to turn our focus back towards the digitally enabled growth initiatives we have in front of us to transform our business, drive long-term growth and improve margins.”
On April 1, 2021, the Company completed its acquisition of Welk Resorts for $405 million, including approximately 1.4 million shares of its common stock. The financial results for Welk Resorts for the second quarter of 2021 are included in the Company’s financial results.

Second Quarter 2021 Highlights and Operational Update:
•Consolidated Vacation Ownership contract sales totaled $362 million in the second quarter of 2021, with VPG 30% higher than the second quarter of 2019.
•Net income attributable to common shareholders was $6 million, or $0.15 fully diluted earnings per share.
•Adjusted net income attributable to common shareholders was $37 million and adjusted fully diluted earnings per share was $0.85.
•Adjusted EBITDA more than doubled on a sequential basis to $164 million in the second quarter of 2021.
•The Company completed a securitization of timeshare receivables, issuing $434 million of notes at an overall average weighted interest rate of 1.5% and a 98% gross advance rate, the lowest interest rate ever achieved by a MVW 144A securitization, generating net proceeds of $425 million.
•After the repayment of $500 million of its 6.5% Senior Notes due 2026 following the end of the quarter, the Company had pro forma liquidity of nearly $1.5 billion, including unrestricted cash and cash equivalents of $780 million.
•With recovery in the business expected to continue, the Company projects contract sales of $380 million to $410 million in the third quarter of 2021, a sequential increase of 9% at the mid-point.

Marriott Vacations Worldwide Reports Second Quarter Financial Results / 2
Second Quarter 2021 Segment Results
Vacation Ownership
Revenues excluding cost reimbursements increased 189% in the second quarter of 2021 compared to the prior year and increased 52% from the first quarter of 2021 as the business continued to recover. Compared to the first quarter, revenue from the sale of vacation ownership products increased 82% and Development profit margin increased to 22%. Excluding the impact of revenue reportability, Adjusted development profit more than doubled sequentially to $81 million, with Adjusted development profit margin increasing nearly 570 basis points to 26%, approximately 240 basis points above second quarter 2019 levels.
Vacation Ownership segment financial results were $151 million in the second quarter of 2021 and segment Adjusted EBITDA more than doubled on a sequential basis to $182 million, with Adjusted EBITDA margin in line with second quarter 2019 despite lower revenue.
Exchange & Third-Party Management
Revenues excluding cost reimbursements increased 56% in the second quarter of 2021 compared to the prior year and was largely unchanged compared to the first quarter. Interval International exchange volumes increased 13% compared to the prior year but decreased 22% on a sequential basis largely due to normal seasonality and were only down 1% compared to second quarter 2019. Active members declined 11% compared to the first quarter to 1.3 million, primarily due to the non-renewal of one of Interval’s corporate customers which the Company announced in February of 2021. Average revenue per member increased 54% compared to the prior year and was up 7% compared to the second quarter of 2019.
Exchange & Third-Party Management segment financial results were $27 million in the second quarter of 2021 and, as expected, segment Adjusted EBITDA declined $4 million sequentially to $37 million, with Adjusted EBITDA margin 245 basis points higher than second quarter 2019.
Corporate and Other
General and administrative costs increased $47 million in the second quarter of 2021 compared to the prior year as a result of higher net overall spending as operations continue to ramp-up, reinstating compensation plans following 2020, and a lower credit in the current year related to incentives under the CARES Act for companies who continued paying associates' benefit costs while not working as a result of the COVID-19 pandemic.
Balance Sheet and Liquidity
On June 30, 2021, cash and cash equivalents totaled $1.3 billion. In the second quarter of 2021, the Company issued $500 million of 4.5% Senior Notes maturing in 2029 and used the proceeds in early July to repay $500 million of its $750 million 6.5% Senior Notes. Pro forma, the Company ended the quarter with $780 million of cash and total liquidity of nearly $1.5 billion, including gross notes receivable eligible for securitization of $97 million.
In the second quarter of 2021, the Company completed a securitization of timeshare receivables, issuing $434 million of notes at an overall average weighted interest rate of 1.5% and a 98% gross advance rate, the lowest interest rate ever achieved by a MVW 144A securitization, generating net proceeds of $425 million.
The Company had $5.3 billion in debt outstanding, net of unamortized debt issuance costs, at the end of the second quarter of 2021. This included $3.5 billion of corporate debt and $1.8 billion of non-recourse debt related to its securitized notes receivable.
Non-GAAP Financial Information
Non-GAAP financial measures, such as Adjusted net income or loss attributable to common shareholders, Adjusted EBITDA, Adjusted fully diluted earnings or loss per share, Adjusted development profit, Adjusted development profit margin, and other adjusted financial measures, are reconciled and adjustments are shown and described in further detail in the Financial Schedules that follow.

Marriott Vacations Worldwide Reports Second Quarter Financial Results / 3
Second Quarter 2021 Financial Results Conference Call
The Company will hold a conference call on July 29, 2021 at 8:30 a.m. ET to discuss these financial results and provide an update on business conditions. Participants may access the call by dialing (877) 407-8289 or (201) 689-8341 for international callers. A live webcast of the call will also be available in the Investor Relations section of the Company's website at ir.mvwc.com. An audio replay of the conference call will be available for 30 days on the Company’s website.
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About Marriott Vacations Worldwide Corporation
Marriott Vacations Worldwide Corporation is a leading global vacation company that offers vacation ownership, exchange, rental and resort and property management, along with related businesses, products and services. The Company has nearly 120 resorts and approximately 700,000 Owners and Members in a diverse portfolio that includes seven vacation ownership brands. It also includes exchange networks and membership programs comprised of nearly 3,200 resorts in over 90 nations, as well as management of more than 160 other resorts and lodging properties. As a leader and innovator in the vacation industry, the Company upholds the highest standards of excellence in serving its customers, investors and associates while maintaining exclusive, long-term relationships with Marriott International, Inc. and Hyatt Hotels Corporation for the development, sales and marketing of vacation ownership products and services. For more information, please visit www.marriottvacationsworldwide.com.

Note on forward-looking statements
This press release and accompanying schedules contain “forward-looking statements” within the meaning of federal securities laws, including statements about expectations for contract sales in the third quarter, that are not historical facts. The Company cautions you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including, without limitation, conditions beyond our control such as the length and severity of the current COVID-19 pandemic and its effect on our operations, its short and longer-term impacts on the demand for travel and consumer confidence, and the availability and distribution of effective vaccines; the pace of recovery following the COVID-19 pandemic or as effective treatments or vaccines become widely available; the Company’s ability to manage and reduce expenditures in a low revenue environment; volatility in the economy and the credit markets, changes in supply and demand for vacation ownership products, competitive conditions, the availability of additional financing when and if required, and other matters disclosed under the heading “Risk Factors” contained in the Company’s most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) and in subsequent SEC filings, any of which could cause actual results to differ materially from those expressed in or implied in this press release. These statements are made as of the date of issuance and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.
                    Financial Schedules Follow

MARRIOTT VACATIONS WORLDWIDE CORPORATION
FINANCIAL SCHEDULES
QUARTER 2, 2021

MARRIOTT VACATIONS WORLDWIDE CORPORATION
(In millions, except VPG, tours, total active members, average revenue per member and per share amounts)
(Unaudited)
SUMMARY FINANCIAL INFORMATION

	Three Months Ended		Change %	Six Months Ended		Change %
	June 30, 2021	June 30, 2020		June 30, 2021	June 30, 2020
Key Measures
Total consolidated contract sales	$362	$30	N/M	$588	$336	75%
VPG	$4,304	$3,717	16%	$4,428	$3,683	20%
Tours	79,900	6,216	N/M	125,771	85,347	47%
Total active members (000's)(1)	1,321	1,571	(16%)	1,321	1,571	(16%)
Average revenue per member(1)	$46.36	$30.17	54%	$93.77	$71.74	31%

GAAP Measures
Revenues	$979	$480	N/M	$1,738	$1,490	17%
Income (loss) before income taxes and noncontrolling interests	$35	$(81)	N/M	$(1)	$(244)	N/M
Net income (loss) attributable to common shareholders	$6	$(70)	N/M	$(22)	$(176)	88%
Earnings (loss) per share - diluted	$0.15	$(1.68)	N/M	$(0.52)	$(4.25)	88%

Non-GAAP Measures **
Adjusted EBITDA	$164	$(10)	N/M	$233	$128	82%
Adjusted pretax income (loss)	$70	$(78)	N/M	$47	$5	N/M
Adjusted net income (loss) attributable to common shareholders	$37	$(72)	N/M	$17	$17	2%
Adjusted earnings (loss) per share - diluted	$0.85	$(1.76)	N/M	$0.40	$0.40	—%

(1) Includes members at the end of each period for the Interval International exchange network only.

ADJUSTED EBITDA BY SEGMENT

	Three Months Ended		Change %	Six Months Ended		Change %
	June 30, 2021	June 30, 2020		June 30, 2021	June 30, 2020
Vacation Ownership	$182	$(19)	N/M	$250	$128	94%
Exchange & Third-Party Management	37	19	94%	78	60	31%
Segment adjusted EBITDA**	219	—	N/M	328	188	74%
General and administrative	(56)	(13)	N/M	(95)	(64)	(49%)
Consolidated property owners’ associations	1	3	N/M	—	4	N/M
Adjusted EBITDA**	$164	$(10)	N/M	$233	$128	82%

** Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
REVENUES
Sale of vacation ownership products	$296	$53	$459	$311
Management and exchange	220	145	413	372
Rental	121	18	210	153
Financing	68	70	127	142
Cost reimbursements	274	194	529	512
TOTAL REVENUES	979	480	1,738	1,490
EXPENSES
Cost of vacation ownership products	67	23	107	83
Marketing and sales	164	49	273	219
Management and exchange	126	85	243	236
Rental	81	73	163	171
Financing	21	23	42	61
General and administrative	66	19	112	89
Depreciation and amortization	36	31	77	63
Litigation charges	3	—	6	2
Royalty fee	27	23	52	49
Impairment	5	1	5	96
Cost reimbursements	274	194	529	512
TOTAL EXPENSES	870	521	1,609	1,581
(Losses) gains and other (expense) income, net	(2)	14	4	(42)
Interest expense	(44)	(42)	(87)	(75)
Transaction and integration costs	(29)	(12)	(48)	(36)
Other	1	—	1	—
INCOME (LOSS) BEFORE INCOME TAXES AND NONCONTROLLING INTERESTS	35	(81)	(1)	(244)
(Provision for) benefit from income taxes	(27)	19	(16)	77
NET INCOME (LOSS)	8	(62)	(17)	(167)
Net income attributable to noncontrolling interests	(2)	(8)	(5)	(9)
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$6	$(70)	$(22)	$(176)

EARNINGS (LOSS) PER SHARE ATTRIBUTABLE TO COMMON SHAREHOLDERS
Basic	$0.15	$(1.68)	$(0.52)	$(4.25)
Diluted	$0.15	$(1.68)	$(0.52)	$(4.25)

NOTE: Earnings (loss) per share - Basic and Earnings (loss) per share - Diluted are calculated using whole dollars.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
REVENUES AND PROFIT BY SEGMENT
for the three months ended June 30, 2021
(In millions)
(Unaudited)

	Reportable Segment		Corporate and Other	Total
	Vacation Ownership	Exchange & Third-Party Management
REVENUES
Sales of vacation ownership products	$296	$—	$—	$296
Management and exchange(1)
Ancillary revenues	52	1	—	53
Management fee revenues	39	9	(5)	43
Exchange and other services revenues	32	50	42	124
Management and exchange	123	60	37	220
Rental	110	11	—	121
Financing	68	—	—	68
Cost reimbursements(1)	286	15	(27)	274
TOTAL REVENUES	$883	$86	$10	$979

PROFIT
Development(2)	$65	$—	$—	$65
Management and exchange(1)	77	25	(8)	94
Rental(1)	15	11	14	40
Financing	47	—	—	47
TOTAL PROFIT	204	36	6	246

OTHER
General and administrative	—	—	(66)	(66)
Depreciation and amortization	(23)	(9)	(4)	(36)
Litigation charges	(3)	—	—	(3)
Royalty fee	(27)	—	—	(27)
Impairment	—	—	(5)	(5)
Losses and other expense, net	—	—	(2)	(2)
Interest expense	—	—	(44)	(44)
Transaction and integration costs	(1)	—	(28)	(29)
Other	1	—	—	1
INCOME (LOSS) BEFORE INCOME TAXES AND NONCONTROLLING INTERESTS	151	27	(143)	35
Provision for income taxes	—	—	(27)	(27)
NET INCOME (LOSS)	151	27	(170)	8
Net income attributable to noncontrolling interests(1)	—	—	(2)	(2)
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$151	$27	$(172)	$6

(1) Amounts included in Corporate and other represent the impact of the consolidation of certain owners’ associations under the relevant accounting guidance, which represents the portion related to individual or third-party vacation ownership interest (“VOI”) owners.

(2) The Company previously used the term Development margin to refer to revenues from the Sale of vacation ownership products less the Cost of vacation ownership products and marketing and sales costs. Beginning in the first quarter of 2021, the Company now refers to this financial measure as Development profit. While the calculation remains unchanged, the Company believes the revised term better depicts the financial results being presented.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
REVENUES AND PROFIT BY SEGMENT
for the three months ended June 30, 2020
(In millions)
(Unaudited)

	Reportable Segment		Corporate and Other	Total
	Vacation Ownership	Exchange & Third-Party Management
REVENUES
Sales of vacation ownership products	$53	$—	$—	$53
Management and exchange(1)
Ancillary revenues	6	—	—	6
Management fee revenues	38	—	(5)	33
Exchange and other services revenues	29	39	38	106
Management and exchange	73	39	33	145
Rental	12	6	—	18
Financing	69	1	—	70
Cost reimbursements(1)	198	12	(16)	194
TOTAL REVENUES	$405	$58	$17	$480

PROFIT
Development(2)	$(19)	$—	$—	$(19)
Management and exchange(1)	51	13	(4)	60
Rental(1)	(75)	5	15	(55)
Financing	46	1	—	47
TOTAL PROFIT	3	19	11	33

OTHER
General and administrative	—	—	(19)	(19)
Depreciation and amortization	(20)	(7)	(4)	(31)
Royalty fee	(23)	—	—	(23)
Impairment	(1)	—	—	(1)
Gains (losses) and other income (expense), net	5	(1)	10	14
Interest expense	—	—	(42)	(42)
Transaction and integration costs	—	—	(12)	(12)
(LOSS) INCOME BEFORE INCOME TAXES AND NONCONTROLLING INTERESTS	(36)	11	(56)	(81)
Benefit from income taxes	—	—	19	19
NET (LOSS) INCOME	(36)	11	(37)	(62)
Net income attributable to noncontrolling interests(1)	—	—	(8)	(8)
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(36)	$11	$(45)	$(70)

(1) Amounts included in Corporate and other represent the impact of the consolidation of certain owners’ associations under the relevant accounting guidance, which represents the portion related to individual or third-party vacation ownership interest (“VOI”) owners.

(2) The Company previously used the term Development margin to refer to revenues from the Sale of vacation ownership products less the Cost of vacation ownership products and marketing and sales costs. Beginning in the first quarter of 2021, the Company now refers to this financial measure as Development profit. While the calculation remains unchanged, the Company believes the revised term better depicts the financial results being presented.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
REVENUES AND PROFIT BY SEGMENT
for the six months ended June 30, 2021
(In millions)
(Unaudited)

	Reportable Segment		Corporate and Other	Total
	Vacation Ownership	Exchange & Third-Party Management
REVENUES
Sales of vacation ownership products	$459	$—	$—	$459
Management and exchange(1)
Ancillary revenues	80	1	—	81
Management fee revenues	77	14	(11)	80
Exchange and other services revenues	60	105	87	252
Management and exchange	217	120	76	413
Rental	187	23	—	210
Financing	127	—	—	127
Cost reimbursements(1)	554	29	(54)	529
TOTAL REVENUES	$1,544	$172	$22	$1,738

PROFIT
Development(2)	$79	$—	$—	$79
Management and exchange(1)	136	54	(20)	170
Rental(1)	(4)	23	28	47
Financing	85	—	—	85
TOTAL PROFIT	296	77	8	381

OTHER
General and administrative	—	—	(112)	(112)
Depreciation and amortization	(42)	(29)	(6)	(77)
Litigation charges	(6)	—	—	(6)
Restructuring	(1)	—	1	—
Royalty fee	(52)	—	—	(52)
Gains and other income, net	—	—	4	4
Interest expense	—	—	(87)	(87)
Transaction and integration costs	(1)	—	(47)	(48)
Other	1	—	—	1
INCOME (LOSS) BEFORE INCOME TAXES AND NONCONTROLLING INTERESTS	195	48	(244)	(1)
Benefit from income taxes	—	—	(16)	(16)
NET INCOME (LOSS)	195	48	(260)	(17)
Net income attributable to noncontrolling interests(1)	—	—	(5)	(5)
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$195	$48	$(265)	$(22)

(1) Amounts included in Corporate and other represent the impact of the consolidation of certain owners’ associations under the relevant accounting guidance, which represents the portion related to individual or third-party vacation ownership interest (“VOI”) owners.

(2) The Company previously used the term Development margin to refer to revenues from the Sale of vacation ownership products less the Cost of vacation ownership products and marketing and sales costs. Beginning in the first quarter of 2021, the Company now refers to this financial measure as Development profit. While the calculation remains unchanged, the Company believes the revised term better depicts the financial results being presented.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
REVENUES AND PROFIT BY SEGMENT
for the six months ended June 30, 2020
(In millions)
(Unaudited)

	Reportable Segment		Corporate and Other	Total
	Vacation Ownership	Exchange & Third-Party Management
REVENUES
Sales of vacation ownership products	$311	$—	$—	$311
Management and exchange(1)
Ancillary revenues	52	1	—	53
Management fee revenues	76	10	(9)	77
Exchange and other services revenues	57	100	85	242
Management and exchange	185	111	76	372
Rental	134	19	—	153
Financing	140	2	—	142
Cost reimbursements(1)	543	33	(64)	512
TOTAL REVENUES	$1,313	$165	$12	$1,490

PROFIT
Development(2)	$9	$—	$—	$9
Management and exchange(1)	107	45	(16)	136
Rental(1)	(60)	13	29	(18)
Financing(3)	80	1	—	81
TOTAL PROFIT	136	59	13	208

OTHER
General and administrative	—	—	(89)	(89)
Depreciation and amortization	(41)	(16)	(6)	(63)
Litigation charges	(2)	—	—	(2)
Royalty fee	(49)	—	—	(49)
Impairment	(5)	(91)	—	(96)
Gains and other income, net	6	—	(48)	(42)
Interest expense	—	—	(75)	(75)
Transaction and integration costs	(3)	—	(33)	(36)
INCOME (LOSS) BEFORE INCOME TAXES AND NONCONTROLLING INTERESTS	42	(48)	(238)	(244)
Benefit from income taxes	—	—	77	77
NET INCOME (LOSS)	42	(48)	(161)	(167)
Net income attributable to noncontrolling interests(1)	—	—	(9)	(9)
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$42	$(48)	$(170)	$(176)

(1) Amounts included in Corporate and other represent the impact of the consolidation of certain owners’ associations under the relevant accounting guidance, which represents the portion related to individual or third-party vacation ownership interest (“VOI”) owners.

(2) The Company previously used the term Development margin to refer to revenues from the Sale of vacation ownership products less the Cost of vacation ownership products and marketing and sales costs. Beginning in the first quarter of 2021, the Company now refers to this financial measure as Development profit. While the calculation remains unchanged, the Company believes the revised term better depicts the financial results being presented.

(3) Includes a $10 million impact related to increased bad debt expense recorded in the six months ended June 30, 2020 related to the COVID-19 pandemic.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
ADJUSTED NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS AND
ADJUSTED EARNINGS PER SHARE - DILUTED
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Net income (loss) attributable to common shareholders	$6	$(70)	$(22)	$(176)
Provision for (benefit from) income taxes	27	(19)	16	(77)
Income (loss) before income taxes attributable to common shareholders	33	(89)	(6)	(253)
Certain items:(1)
Litigation charges	3	—	6	2
Losses (gains) and other expense (income), net	2	(14)	(4)	42
Transaction and integration costs	29	12	48	36
Impairment charges	5	1	5	96
Purchase price adjustments(2)	2	14	2	30
Other(3)	(4)	(2)	(4)	52
Adjusted pretax income (loss) **	70	(78)	47	5
(Provision for) benefit from income taxes	(33)	6	(30)	12
Adjusted net income (loss) attributable to common shareholders**	$37	$(72)	$17	$17
Diluted shares	43.8	41.2	43.0	41.4
Adjusted earnings (loss) per share - Diluted **	$0.85	$(1.76)	$0.40	$0.40

** Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

(1) See further details on A-8.
(2) Includes certain items included in depreciation and amortization.
(3) 2021 amounts include eliminating the impact of consolidating property owners’ associations.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
ADJUSTED EBITDA
(In millions)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$6	$(70)	$(22)	$(176)
Interest expense	44	42	87	75
Provision for (benefit from) income taxes	27	(19)	16	(77)
Depreciation and amortization	36	31	77	63
Share-based compensation	14	9	22	13
Certain items before income taxes:
Litigation charges	3	—	6	2
Losses (gains) and other expense (income), net:
Hurricane business interruption insurance claims	—	(4)	—	(4)
Various tax related matters	2	(1)	2	26
Foreign currency translation	(2)	(8)	(6)	24
Other	2	(1)	—	(4)
Transaction and integration costs	29	12	48	36
Impairment charges	5	1	5	96
Purchase price adjustments	2	—	2	2
COVID-19 related adjustments:
Sales reserve adjustment, net	—	—	—	37
Accrual for health and welfare costs for furloughed associates	(2)	—	(2)	11
Other(1)	(2)	(2)	(2)	4
ADJUSTED EBITDA**	$164	$(10)	$233	$128

** Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

(1) 2021 amounts include eliminating the impact of consolidating property owners’ associations.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
CONSOLIDATED CONTRACT SALES TO ADJUSTED DEVELOPMENT PROFIT
(In millions)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Consolidated contract sales	$362	$30	$588	$336
Less resales contract sales	(7)	(1)	(12)	(8)
Consolidated contract sales, net of resales	355	29	576	328
Plus:
Settlement revenue	8	2	13	8
Resales revenue	1	1	3	5
Revenue recognition adjustments:
Reportability	(17)	32	(53)	66
Sales reserve	(28)	(9)	(42)	(80)
Other(1)	(23)	(2)	(38)	(16)
Sale of vacation ownership products	296	53	459	311
Less:
Cost of vacation ownership products	(67)	(23)	(107)	(83)
Marketing and sales	(164)	(49)	(273)	(219)
Development Profit	65	(19)	79	9
Revenue recognition reportability adjustment	13	(21)	39	(44)
Other(2)	3	—	3	29
Adjusted development profit **	$81	$(40)	$121	$(6)
Development profit margin(3)	22.3%	(34.8%)	17.3%	3.0%
Adjusted development profit margin(3)	26.2%	N/M	24.0%	(2.1%)

** Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

(1) Adjustment for sales incentives that will not be recognized as Sale of vacation ownership products revenue and other adjustments to Sale of vacation ownership products revenue.
(2) Includes purchase price adjustments for the second quarter of 2021, as well as a sales reserve charge related to the COVID-19 pandemic and purchase price adjustments in the six months ended June 30, 2020.

(3) Development profit margin represents Development profit divided by Sale of vacation ownership products. Adjusted development profit margin represents Adjusted development profit divided by Sale of vacation ownership products revenue after adjusting for revenue reportability and other charges.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
(In millions)
(Unaudited)
VACATION OWNERSHIP SEGMENT ADJUSTED EBITDA

	Three Months Ended		Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
SEGMENT FINANCIAL RESULTS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$151	$(36)	$195	$42
Depreciation and amortization	23	20	42	41
Share-based compensation expense	2	1	3	2
Certain items:
Litigation charges	3	—	6	2
Losses (gains) and other expense (income), net:
Hurricane business interruption net insurance proceeds	—	(4)	—	(4)
Foreign currency translation	—	—	—	(1)
Other	—	(1)	—	(1)
Impairment charges	—	1	—	5
Purchase price adjustments	2	—	2	2
Effects of COVID-19:
Sales reserve adjustment, net	—	—	—	37
Restructuring	—	—	1	—
Other	1	—	1	3
SEGMENT ADJUSTED EBITDA **	$182	$(19)	$250	$128

EXCHANGE & THIRD-PARTY MANAGEMENT SEGMENT ADJUSTED EBITDA

	Three Months Ended		Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
SEGMENT FINANCIAL RESULTS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$27	$11	$48	$(48)
Depreciation and amortization	9	7	29	16
Share-based compensation expense	1	—	1	1
Certain items:
Losses (gains) and other expense (income), net:
Foreign currency translation	—	1	—	3
Other	—	—	—	(3)
Impairment charges	—	—	—	91
SEGMENT ADJUSTED EBITDA **	$37	$19	$78	$60

** Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
QUARTERLY OPERATING METRICS
(Contract sales in millions)

	Year	Quarter Ended				Full Year
		March 31	June 30	September 30	December 31
Vacation Ownership
Consolidated Contract Sales
	2021	$226	$362
	2020	$306	$30	$140	$178	$654
	2019	$354	$386	$390	$394	$1,524

VPG
	2021	$4,644	$4,304
	2020	$3,680	$3,717	$3,904	$3,826	$3,767
	2019	$3,350	$3,299	$3,461	$3,499	$3,403

Tours
	2021	45,871	79,900
	2020	79,131	6,216	33,170	44,161	162,678
	2019	99,957	111,241	107,401	108,272	426,871

Exchange & Third-Party Management
Total active members (000's)(1)	2021	1,479	1,321
	2020	1,636	1,571	1,536	1,518	1,518
	2019	1,694	1,691	1,701	1,670	1,670

Average revenue per member(1)	2021	$47.13	$46.36
	2020	$41.37	$30.17	$36.76	$36.62	$144.97
	2019	$46.24	$43.23	$40.89	$38.38	$168.73

(1) Includes members at the end of each period for the Interval International exchange network only.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
NON-GAAP FINANCIAL MEASURES
In our press release and schedules, and on the related conference call, we report certain financial measures that are not prescribed by GAAP. We discuss our reasons for reporting these non-GAAP financial measures below, and the financial schedules included herein reconcile the most directly comparable GAAP financial measure to each non-GAAP financial measure that we report (identified by a double asterisk (“**”) on the preceding pages). Although we evaluate and present these non-GAAP financial measures for the reasons described below, please be aware that these non-GAAP financial measures have limitations and should not be considered in isolation or as a substitute for revenues, net income or loss attributable to common shareholders, earnings or loss per share or any other comparable operating measure prescribed by GAAP. In addition, other companies in our industry may calculate these non-GAAP financial measures differently than we do or may not calculate them at all, limiting their usefulness as comparative measures.
Certain Items Excluded from Adjusted Net Income or Loss Attributable to Common Shareholders, Adjusted EBITDA, Adjusted Development Profit and Adjusted Development Profit Margin.
We evaluate non-GAAP financial measures, including Adjusted pretax income or loss, Adjusted net income or loss attributable to common shareholders, Adjusted EBITDA, Adjusted development profit and Adjusted development profit margin, that exclude certain items in the three and six months ended June 30, 2021 and June 30, 2020, and believe these measures provide useful information to investors because these non-GAAP financial measures allow for period-over-period comparisons of our on-going core operations before the impact of these items. These non-GAAP financial measures also facilitate the comparison of results from our on-going core operations before these items with results from other vacation ownership companies.
Adjusted Development Profit (Adjusted Sale of Vacation Ownership Products Net of Expenses) and Adjusted Development Profit Margin.
We evaluate Adjusted development profit (Adjusted sale of vacation ownership products, net of expenses) and Adjusted development profit margin as indicators of operating performance. Adjusted development profit and Adjusted development profit margin adjust Sale of vacation ownership products revenues for the impact of revenue reportability, includes corresponding adjustments to Cost of vacation ownership products associated with the change in revenues from the Sale of vacation ownership products, and may include adjustments for certain items as itemized on A-8, as necessary. We evaluate Adjusted development profit and Adjusted development profit margin and believe it provides useful information to investors because it allows for period-over-period comparisons of our on-going core operations before the impact of revenue reportability and certain items to our Development profit and Development profit margin.
Earnings Before Interest Expense, Taxes, Depreciation and Amortization (“EBITDA”) and Adjusted EBITDA
EBITDA, a financial measure that is not prescribed by GAAP, is defined as earnings, or net income or loss attributable to common shareholders, before interest expense (excluding consumer financing interest expense associated with term loan securitization transactions), income taxes, depreciation and amortization. Adjusted EBITDA reflects additional adjustments for certain items, as itemized in the discussion of Adjusted EBITDA in the preceding pages, and excludes share-based compensation expense to address considerable variability among companies in recording compensation expense because companies use share-based payment awards differently, both in the type and quantity of awards granted. For purposes of our EBITDA and Adjusted EBITDA calculations, we do not adjust for consumer financing interest expense associated with term loan securitization transactions because we consider it to be an operating expense of our business. We consider Adjusted EBITDA to be an indicator of operating performance, which we use to measure our ability to service debt, fund capital expenditures and expand our business. We also use Adjusted EBITDA, as do analysts, lenders, investors and others, because this measure excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. EBITDA and Adjusted EBITDA also exclude depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies. We believe Adjusted EBITDA is useful as an indicator of operating performance because it allows for period-over-period comparisons of our on-going core operations before the impact of the excluded items. Adjusted EBITDA also facilitates comparison by us, analysts, investors, and others, of results from our on-going core operations before the impact of these items with results from other vacation companies.